UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2017
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NII HOLDINGS, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	001-37488 (Commission File Number)	91-1671412 (IRS Employer Identification No.)

1875 Explorer Street, Suite 800 Reston, Virginia (Address of principal executive offices)	20190 (Zip Code)

Registrant's telephone number, including area code: (703) 390-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.

As previously disclosed by NII Holdings, Inc. (“NII”), on June 5, 2017 NII and AINMT Holdings AB (“AINMT”), along with certain affiliates of NII and AINMT, entered into an agreement (the “Investment Agreement”) to partner in the ownership of NII’s Brazilian operating subsidiary, Nextel Telecomunicações Ltda. (“Nextel Brazil”).

Subject to the previously disclosed conditions, the Investment Agreement provides for an initial investment by AINMT of $50 million (the “Initial Investment”) for 30% ownership of Nextel Holdings S.à r.l. (the “Company”), a newly formed wholly owned subsidiary of NII, which will indirectly own Nextel Brazil, and grants AINMT an option to invest an additional $150 million in the Company (the “Second AINMT Investment”) which, if exercised, would result in a total $200 million investment by AINMT for a 60% controlling stake in the Company.

According to the terms of the Investment Agreement, on the closing of the Initial Investment, if applicable, the Company will be required to adopt and file amended and restated articles of association of the Company (the “Restated Articles of Association”) substantially in the form attached hereto as Exhibit 99.1. Likewise, on the closing of the Second AINMT Investment, if applicable, the Company will be required to adopt and file a second amended and restated articles of association of the Company (the “Second Restated Articles of Association”) substantially in the form attached hereto as Exhibit 99.2.

This Form 8-K is being filed solely for the purpose of providing the text of the Restated Articles of Association and of the Second Restated Articles of Association which are filed as Exhibits 99.1 and 99.2 to this report, respectively, and incorporated herein by reference.

Additional Information and Where to Find It

In the event AINMT exercises the option to invest an additional $150 million in the Company, NII intends to file with the Securities and Exchange Commission (“SEC”) a proxy statement in connection with that contemplated transaction. The definitive proxy statement will be sent to NII’s stockholders and will contain important information about the contemplated transaction. INVESTORS AND STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE. Investors and stockholders may obtain a free copy of the proxy statement (when it is available) and other documents filed with the SEC at the SEC’s website at www.sec.gov.

Certain Information Concerning Participants

In the event AINMT exercises the option to invest an additional $150 million in the Company, NII and its directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders of NII in connection with the contemplated transaction. Information about NII’s directors and executive officers is set forth in its proxy statement for its 2017 Annual Meeting of Stockholders and its most recent annual report on Form 10-K. These documents may be obtained for free at the SEC’s website at www.sec.gov. Additional information regarding the interests of participants in the solicitation of proxies in connection with the contemplated transactions will be included in the proxy statement that NII intends to file with the SEC in the event AINMT exercises its option in the second stage of the transaction.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Form of Restated Articles of Association of Nextel Holdings S.à r.l.

99.2	Form of Second Restated Articles of Association of Nextel Holdings S.à r.l.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC.

Date: June 7, 2017	By: /s/ SHANA C. SMITH
Shana C. Smith
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Form of Restated Articles of Association of Nextel Holdings S.à r.l.

99.2	Form of Second Restated Articles of Association of Nextel Holdings S.à r.l.